Exhibit 99.1

TransDigm Group Announces Proposed Private Offering of $2.350 Billion Senior Subordinated Notes

Cleveland, Ohio, May 20, 2014/PRNewswire / — TransDigm Group Incorporated (“TransDigm Group”) (NYSE: TDG) announced today that its wholly-owned subsidiary, TransDigm Inc. (the “Company”), is planning, subject to market and other conditions, to offer $2.350 billion aggregate principal amount of senior subordinated notes, consisting of senior subordinated notes due 2022 and senior subordinated notes due 2024 (together, the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The offering of the Notes is conditioned on the Company repurchasing in its previously announced tender offer, or the delivery of an irrevocable notice of redemption with respect to all of its outstanding 7.75% Senior Subordinated Notes due 2018 (the “2018 Notes”). It is expected that the Notes will be guaranteed, with certain exceptions, by TransDigm Group and certain of the Company’s existing and future domestic subsidiaries on a senior subordinated basis.

The Company intends to use a portion of the net proceeds from the offering of the Notes, together with the proceeds of an additional tranche of term loans under its senior secured credit facilities and the proceeds of borrowing under its trade receivables securitization facility, (i) to fund a dividend to the holders of its common stock in the range of $900 million to $1.5 billion, (ii) to make cash dividend equivalent payments under the 2006 Stock Incentive Plan Dividend Equivalent Plan, as amended, and the 2003 Stock Option Plan Dividend Equivalent Plan, as amended, (iii) to repurchase any and all of the outstanding 2018 Notes pursuant to the tender offer and notice of redemption described above, (iv) for related transaction fees and expenses and (v) for general corporate purposes.

This is not an offer to sell or the solicitation of an offer to buy any securities. The Notes and related guarantees are being offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces, lighting and control technology and military personnel parachutes and cargo delivery systems.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the conditions of the debt markets; interest rate changes; the Company’s compliance with its debt covenants; local, regional, national and international economic conditions; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update any forward-looking statements contained in this press release.

Contact:	Liza Sabol Investor Relations (216) 706-2945 ir@transdigm.com